EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Aaron's, Inc. Revises 2014 Second Quarter Revenue and Earnings Guidance
Progressive Exceeding Expectations
Company to Close Underperforming Stores and Continue Other Cost Reduction Initiatives

ATLANTA (July 15, 2014) -- Aaron's, Inc. (NYSE: AAN), a leader in the sales and lease ownership and specialty retailing of residential furniture, consumer electronics, home appliances and accessories, today announced it is revising the Company's 2014 second quarter revenue and earnings guidance.

Updated Guidance
Based on preliminary results, the Company is expecting revenues for the second quarter of approximately $672 million, slightly below the previous guidance of $675 million, as a result of Progressive’s strong revenue growth offset by revenue declines in Aaron’s core business. The Company expects GAAP diluted earnings per share in the range of $.09 to $.12. Due to lower than expected performance of its core business, the Company is revising its adjusted diluted earnings per share guidance to a range of $.34 to $.37 from the previous range of $.43 to $.48. Adjusted diluted earnings per share is on an adjusted basis that excludes Progressive-related amortization expense, Progressive-related transaction costs, and other one-time costs and expenses.

“We are extremely pleased with the performance of our recently acquired Progressive business, which will exceed expectations in the second quarter in both revenues and earnings,” said Ronald W. Allen, Chief Executive Officer of Aaron's, Inc. “Our teams are working together and making good progress on realizing the attractive e-commerce, customer relationship and other operational synergies between our businesses. We’re very enthusiastic about Progressive’s bright future. With that said, we are disappointed with our core business results and are taking aggressive action to respond to the challenging economic environment and the evolving industry in which we operate.”

“We recently undertook a comprehensive and detailed review of opportunities for shareholder value creation and continue to believe that by implementing targeted strategies, we can grow the core business,” said Allen. “While our results show there is still work to be done, we are continuing to reshape and sharpen our focus on Aaron’s core business, and are executing on our five key initiatives to position the Company for long-term growth and profitability. These include:

•	A renewed focus on same-store revenue growth;

•	Refining and growing our online platform;

•	Driving cost efficiency to recapture margin;

•	Moderating new store growth with the targeting of high-growth areas; and

•	Strengthening and growing our franchisee network.”

Cost Reduction Initiatives
As previously communicated in April, Aaron’s is fundamentally changing its store growth expectations and will structure its operating expense levels accordingly.

Some of these previously announced cost cutting initiatives include:

•	A rigorous evaluation of the Company-operated store portfolio, which will result in the closure of 44 underperforming stores in the third quarter 2014;

•	Specific targets and actions on reducing costs throughout the organization;

•	Long-term SG&A cost saving initiatives in all aspects of the business including procurement and distribution; and

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•	Improved inventory management and analytics with the expected result of better store operational performance.
“For the core business, driving revenue and executing on our cost cutting initiatives, including a thorough review of our operating expenses, is our top priority,” said Allen. “We expect 44 store closures by the end of the third quarter and store rationalization will continue to be a key focus for the Company over the next few years.”

Conference Call
Aaron's will hold a conference call to discuss its financial results for the second quarter of 2014 on Friday, July 25, 2014, at 10:00 am Eastern Time. The public is invited to listen to the conference call by webcast accessible through the Company's website, www.aaronsinc.com, in the "Investor Relations" section. The webcast will be archived for playback at that same site. Prior to the conference call, Aaron's will publish its definitive results for the second quarter of 2014.

About Aaron's, Inc.
Aaron’s, Inc. (NYSE: AAN), a leader in the sales and lease ownership and specialty retailing of residential furniture, consumer electronics, home appliances and accessories, currently has more than 2,130 Company-operated and franchised stores in 48 states and Canada. Aaron's was founded in 1955, is headquartered in Atlanta and has been publicly traded since 1982. For more information, visit www.aarons.com. Aaron’s, Inc. includes the Aarons.com, ShopHomeSmart.com and ProgFinance.com brands.

Non-GAAP Measures
Diluted earnings per share adjusted to exclude Progressive-related amortization, Progressive-related transaction costs and one-time costs and expenses is a non-GAAP measure. The Company believes presenting diluted earnings per share excluding these items is useful because it gives investors supplemental information to evaluate and compare the performance of the Company’s underlying core business from period to period, excluding certain effects of one-time events.

Reconciliation of 2014 Second Quarter Projected Earnings Per Share
Assuming Dilution to Projected Non-GAAP Earnings Per Share Assuming Dilution

	Low Range	High Range
Projected Earnings Per Share Assuming Dilution	$.09	$.12
Add Preliminary Progressive-Related Amortization Expense	.08	.08
Add Estimated Progressive-Related Transaction Costs	.04	.04
Add Estimated Other One-Time Costs and Expenses	.13	.13
Projected Non-GAAP Adjusted Diluted Earnings Per Share	$.34	$.37

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release regarding Aaron's, Inc.'s business that are not historical facts are "forward-looking statements" that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words. These risks and uncertainties include: changes in general economic conditions; the impact of competition; the impact of litigation and regulatory investigations or compliance; changes to customer demand; economic pressures such as high fuel costs affecting disposable income available to the Company’s current and potential customers; changes to the unemployment rate; higher than expected costs or other unanticipated challenges in implementing the Company’s initiatives for long term growth and profitability, including the Company’s ability to develop and successfully implement its online platform, strengthen and grow its franchisee network and close underperforming stores; the Company’s ability to execute its cost reduction initiatives, including long term SG&A cost savings; the Company’s ability to maintain customer privacy and information security; consumer preferences and perceptions of the Company’s brand; the passage of legislation adversely affecting the rent-to-own industry; the ability to

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achieve expected synergies and operating efficiencies from the Progressive acquisition; the ability to successfully integrate Progressive’s operations, which may be more difficult, time-consuming or costly than expected; the retention of certain key employees at Progressive; the amount of the costs, fees, expenses and charges related to the acquisition; and the other risks and uncertainties discussed under "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Statements in this release that are "forward-looking" include without limitation Aaron's preliminary estimates of revenues and earnings for the second quarter of 2014. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise. Further, we have not yet completed closing procedures for the second quarter of 2014, and our independent registered public accounting firm has not yet reviewed the results. Accordingly, these preliminary results are subject to change pending finalization, and actual results could differ materially as we finalize such results.

Aaron's Contacts:
Gilbert L. Danielson
Aaron's Executive Vice President, Chief Financial Officer
404-231-0011

Sharon Lawrence
Aaron’s Vice President, Finance
678-402-3105

Garet Hayes
Aaron's Director of Public Relations
678-402-3863